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                                                                EXHIBIT 11.1

                               PSINET INC.
                             AND SUBSIDIARIES

              CALCULATION OF LOSS PER SHARE  (UNAUDITED) (1)


                                                            THREE MONTHS ENDED
                                                            SEPTEMBER 30, 1996
                                                            ------------------


Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period    ...........   38,702,157
       Weighted average shares issued during the
         three months ended September 30, 1996
         (355,286 shares)       ...............................      186,209
                                                                  ----------
                                                                  39,888,366
                                                                  ----------
                                                                  ----------

Net Loss.......................................................$ (12,493,000)
                                                                  ----------
                                                                  ----------
Loss per share (unaudited).....................................$      (0.31)
                                                                  ----------
                                                                  ----------

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(1) For a description of loss per share, see Note 2 of the Notes to the
    Consolidated Financial Statements.













































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